Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (“THE ACT”), NOR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

ISSUE DATE:                 August 12, 2013

LENDER:                         Tracy A. Madsen

PRINCIPAL SUM:         $266,666.67

GOLDEN EAGLE INTERNATIONAL, INC.
5.0 % PROMISSORY NOTE AND SECURITY AGREEMENT

1.           PROMISE TO PAY

1.1 Promise to Pay - FOR VALUE RECEIVED, GOLDEN EAGLE INTERNATIONAL, INC., a Colorado corporation (the “Company”), promises to pay to the order of the Lender on the Maturity Date the Principal Sum set forth above.  Interest at the rate of 5.0% per annum, simple interest, on the Principal Sum shall accrue.

1.2 Maturity Date - The Maturity Date of this Note is one year from the Issue Date.  The Company shall pay the Principal Sum, plus accrued and unpaid interest, outstanding to the Lender in lawful money of the United States of America on the Maturity Date at the address of the Lender set forth below  or such other address as the Lender designates by written notice to the Company prior to the payment being made.

1.3 Prepayment, Acceleration.  This Note may be pre-paid in whole or in part without penalty at any time. Provided, however, this Note shall be paid immediately upon the occurrence of one of the following events: (a) Change of Control of the Company (as defined below), (b) upon the sale of the Company’s Gold Bar Mill property, or (c) upon the Company’s equity or debt capital raise of at least $1 million.

For purposes of this Note, a “Change of Control” shall mean the happening of any of the following:

(i) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing more than 50% of the total voting power represented by Company’s then outstanding voting securities, with the exception of Gulf Coast Capital, without the approval of at least two-thirds of the Board of Directors of Company voting on such matter, unless the Board of Directors specifically designates such acquisition to be a change of control;

(ii) A merger or consolidation of Company whether or not approved by the Board of Directors of Company, other than a merger or consolidation that would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company’s assets; or

(iii) As result of the election of members to the Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors as of the Effective Date (including Turner as a member of the Board of Directors as of the Effective Date), except in the event that such slate of directors is proposed by the entire Board.

1.4 Events of Default - The whole of the Principal Sum or the balance remaining unpaid, together with any accrued and unpaid interest may, at the option of the Lender, become immediately due and payable upon the occurrence of any of the following events (each event being called an “event of default”):

(a)	the Company defaults in payment of the Principal Sum on the Maturity Date and the default continues for 30 days after written notice of the default to the Company by the Lender;

(b)
the Company defaults in the performance or observance of any other covenant or condition of the Note and the default continues for 90 days after written notice of the default to the Company by the Lender;

(c)
an order is made for the winding-up of the Company; a petition is filed by or against the Company; an assignment for the benefit of creditors is made by the Company; a receiver or agent is appointed in respect of the Company under any bankruptcy or insolvency legislation, or by or on behalf of a secured creditor of the Company; or an application is made under the United States Bankruptcy Code or any successor or similar legislation;

(d)	the Company ceases to carry on its business or disposes of substantially all of its assets; or

(e)	the Company takes any corporate proceedings for its dissolution or liquidation.

1.5 Remedies Upon Default.  If an Event of Default shall occur, Lender shall have all remedies provided by law and, without limiting the generality of the foregoing or the remedies provided in any other paragraph hereof, shall have the following remedies, subject to the Subordination Agreement:

(a) The remedies of a secured party under the UCC;

(b) The right to sell all or part of the Collateral and make application of all proceeds or sums due in respect of the Collateral in whole or partial satisfaction of the Obligations as Lender may determine in its sole discretion;

(c) The right to enforce and collect the Collateral in such manner as shall be commercially reasonable deducting from the proceeds thereof its reasonable expenses of collection; and

(d) All other remedies which may be available in law or equity.

To the extent that notice of sale shall be required by law to be given, Company agrees that a period of ten (10) days from the time the notice is sent shall be a reasonable period of notification of a sale or other disposition of the Collateral by Lender, and that any notice or other communication from Lender to Company pursuant to this Agreement or required by any statute may be given to Company at the address set forth above or at such other address as Company may hereafter designate to Lender in a writing delivered to Lender.

2.           SECURITY INTEREST

2.1 Grant of Security Interest.  Company hereby grants, assigns, and transfers to Lender, in accordance with the term of the Note, a security interest in and a right of setoff against all of the Company’s real and personal property located in Eureka, Nevada (also referred to as the Gold Bar Mill) (the “Collateral”).

2.2 Obligation Secured.  The security interest in the Collateral is given to secure the full and timely performance by Company of this Note owing to Lender (the “Obligation”).  Company authorizes Lender to file a financing statement covering the Collateral with the appropriate state agency.

2.3 Appointment of Lender.  The Company hereby irrevocably appoints Lender as the Company’s true and lawful attorney, with full authority in the place of Company and in the name of Company or otherwise, after an Event of Default has occurred and is continuing, (a) to demand any and all amounts which may be or become due or payable to Company with respect to the Collateral, including, without limitation, to enforce Company’s rights against the account debtors and obligors, and (b) in Lender’s sole discretion, to file any claim or take any action or proceeding which Lender deems necessary or desirable in order to collect or enforce payment of any and all amounts which may become due or owing with respect to the Collateral.  The acceptance of this appointment by Lender shall not obligate it to perform any duty, covenant or obligation required to be performed by Company under or by virtue of the Collateral or to take any action in connection therewith.

2.4 Execution of Deed of Trust.  Company shall execute a Deed of Trust in favor of Lender to secure payment of the Note (the “Deed of Trust”), substantially in the form attached hereto as Exhibit A.

2.5 Ownership and Liens.  Company represents and warrants to Lender that (a) Company owns the Collateral and is not prohibited by contract or otherwise from subjecting the same to the security interest created hereby; and (b) the Collateral is free and clear of all security interests and encumbrances of every kind.

2.6 Taxes.  Company will pay before delinquency any taxes which are or may become through assessment or otherwise a lien or charge on the Collateral and will pay any tax which may be levied on any Obligation secured hereby.

2.7 Maintenance of Collateral.  Company will keep the Collateral in good order and condition.  During the Agreement and the term of the Note, Company will keep the Collateral, as applicable, insured against fire, theft, and other hazards as defined in customary multi-peril commercial insurance policies.  In the event of loss, Lender shall have full power to collect any and all insurance upon the Collateral and to apply the same to the restoration or repair of the property and to apply any excess proceeds to the indebtedness secured hereby.  Lender shall have no liability whatsoever for any loss that may occur by reason of the omission or lack of coverage of any such insurance.  Company shall not use or permit the Collateral to be used unlawfully or in violation of any provision of this Note, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral.

2.8 Termination.  Immediately following the full and complete payment of the Obligation, Lender shall deliver to Company a UCC-3 Termination Statement to be filed, and, except as otherwise provided herein, all of such Company’s’ obligations hereunder shall at such time terminate.  Further, Company shall have the power and authority to deliver a notice of termination with regard to the Deed of Trust.

3.           GENERAL

3.1 Notice and Other Instruments - Any notice, demand or other communication required or permitted to be given to a party must be in writing and must be sent, if to the Company, as follows 9653 South 700 East, Salt Lake City, Utah 84070, or if to Lender, to the address as follows; 9653 S 700 E, Sandy Utah, 84070.  The notice must be:

(a)	personally delivered to that party; or

(b)	except during a period of strike, lock-out or other postal disruption, sent by registered mail, postage prepaid to the address of that party set forth on the signature page; or

(c)
sent by telegraph, facsimile, e-mail, or similar communication tested prior to sending and confirmed by prepaid registered or certified mail to the address of that party set forth on the signature page;

and will be deemed to have been received by that party on the earliest of the date of delivery under paragraph (a), the actual date of receipt where mailed under paragraph (b) and the day following the date of communication (otherwise than by U.S Postal Service mail) under paragraph (c).  Any party may give written notice to the other party of a change of address to some other address, in which event any communication must thereafter be given to that party, at the last such changed address of which the party communicating has received written notice.

3.2 Headings - Headings to the sections, paragraphs, subparagraphs and clauses of this Note have been inserted for convenience of reference only, and are not to affect its construction.

3.3 Governing Law - This Note and the rights, remedies, powers, covenants, duties and obligations of the parties will be construed in accordance with and governed by the laws of the State of Colorado and the federal laws of the United States.

3.4 Arbitration - Any controversy, claim, dispute and matters of difference with respect to this Agreement and the transactions contemplated by it must be resolved through submission to arbitration in Denver, Colorado according to the rules and practices of the American Arbitration Association from time to time in force.

3.5 Severability - If any provision of this Note is or becomes invalid, illegal or unenforceable in any respect, that fact will not affect the validity, legality or enforceability of the remaining provisions of this Note or any valid, legal or enforceable parts of the impugned provision.

3.6 Binding on Successors – This Note will inure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

3.7 Amendment and Waiver – This Note may not be amended, waived, discharged or terminated except by a document executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

3.8 Entire Agreement – This Note and the related Subscription Agreement between the Company and the Lender, set forth the entire agreement and understanding of the Company and the Lender with respect to the loan and supersedes all prior oral and written agreements, undertakings and understandings.

GOLDEN EAGLE INTERNATIONAL, INC.

By: /s/Terry C. Turner

Title: Chairman of the Board of Directors

ACKNOWLEDGED AND AGREED TO this 12th day of August, 2013.

                           /s/Tracy A. Madsen
Lender Signature